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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Main Street Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Main Street Capital Corporation
1300 Post Oak Boulevard, Suite 800
Houston, Texas 77056

March 26, 2014

Dear Stockholder:

        You are cordially invited to attend this year's Annual Meeting of Stockholders of Main Street Capital Corporation, which will be held on May 29, 2014, at 1330 Post Oak Boulevard, Second Floor—Central Plains Room, Houston, Texas, commencing at 9:00 AM, local time. The notice of annual meeting and proxy statement following this letter describe the matters to be acted on at the meeting.

        If your shares are held in book-entry form on the records of American Stock Transfer & Trust Company, our transfer agent and registrar, we have enclosed a proxy card for your use. You may vote these shares by completing and returning the proxy card or, alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If a broker or other nominee holds your shares in "street name," your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet.

        Thank you for your support.

Sincerely yours,
VINCENT D. FOSTER Chairman of the Board President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 29, 2014.

        Our proxy statement and annual report on Form 10-K for the year ended December 31, 2013 are available on the Internet at http://mainstcapital.com under the "Proxy and Annual Reports" section of our website.

        The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

  •
  The date, time and location of the meeting;

  •
  A list of the matters intended to be acted on and our recommendations regarding those matters;

  •
  Any control/identification numbers that you need to access your proxy card; and

  •
  Information about attending the meeting and voting in person.

Main Street Capital Corporation
1300 Post Oak Boulevard, Suite 800
Houston, Texas 77056

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

        The 2014 Annual Meeting of the Stockholders of Main Street Capital Corporation, a Maryland corporation, will be held at 1330 Post Oak Boulevard, Second Floor—Central Plains Room, Houston, Texas, on Thursday, May 29, 2014, at 9:00 AM local time, in order to:

  (1)
  elect our directors for a term of one year;

  (2)
  ratify our appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014;

  (3)
  provide an advisory vote on executive compensation; and

  (4)
  transact such other business as may properly come before the meeting or any adjournment thereof.

        If you were a stockholder as of the close of business on March 12, 2014, you are entitled to vote at the meeting and at any adjournment thereof.

        Please indicate your vote as to the matters to be acted on at the meeting by following the instructions provided in the enclosed proxy card or voting instruction form, whether or not you plan on attending the meeting. If you plan to attend the meeting and wish to vote or change your vote there, please review the instructions set forth in the accompanying proxy statement under the caption "Voting Information."

        We have enclosed with this notice and proxy statement a copy of our Annual Report on Form 10-K for the year ended December 31, 2013.

By Order of the Board of Directors,
JASON B. BEAUVAIS Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: March 26, 2014

PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

Main Street Capital Corporation
1300 Post Oak Boulevard, Suite 800
Houston, Texas 77056

PROXY STATEMENT
2014 ANNUAL MEETING OF STOCKHOLDERS

 GENERAL INFORMATION

        This proxy statement and accompanying proxy card is being mailed to the stockholders of Main Street Capital Corporation ("Main Street," the "Company," "we," "us," or "our") beginning on March 26, 2014. Our Board of Directors, or the Board, is soliciting your proxy to vote your shares at our 2014 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 29, 2014 at 1330 Post Oak Boulevard, Second Floor—Central Plains Room, Houston, Texas, at 9:00 AM local time. The Company will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. In addition, our officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in "street name"), we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which the Company will reimburse them for reasonable out-of-pocket expenses.

VOTING INFORMATION

Record Date and Who May Vote

        Our Board of Directors selected March 12, 2014 as the record date (the "Record Date") for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, American Stock Transfer and Trust Company, on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Annual Meeting. If your shares were held in street name on that date, the broker or other nominee that was the record holder of your shares has the authority to vote them at the Annual Meeting in accordance with your instructions. They have forwarded to you this proxy statement seeking your instructions on how you want your shares voted.

        On the Record Date, 39,913,794 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the Annual Meeting.

How to Vote

        For shares held of record, you can vote your shares in person at the Annual Meeting or vote now by giving us your proxy. You may give us your proxy by completing the enclosed proxy card and returning it in the enclosed U.S. postage-prepaid envelope, or by calling a toll-free telephone number or using the Internet as further described on the enclosed proxy card. In either case, telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save us return mail expense.

        By giving us your proxy, you will be directing us on how to vote your shares at the Annual Meeting. Even if you plan on attending the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.

        If your shares are held in street name, the broker or nominee that holds your shares has the authority to vote them, absent your approval, only as to routine matters, which, in the case of the Annual Meeting, only applies to the proposal to ratify our appointment of our independent registered public accounting firm. For all other matters to be voted on at the Annual Meeting, the broker or nominee that holds your shares will need to obtain your authorization to vote those shares and has enclosed a voting instruction form with this proxy statement. In either case, they will vote your shares as you direct on their voting instruction form. You can vote by completing the enclosed voting instruction form and returning it in the enclosed U.S. postage-prepaid envelope. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should refer to the instructions provided in the enclosed voting instruction form for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.

        You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

How to Revoke or Change Your Vote

        For shares held of record, you may revoke a proxy or change your vote at any time before it is exercised by written notice to our Corporate Secretary, granting a new proxy or by voting in person at the Annual Meeting. Unless you attend the Annual Meeting and vote your shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.

        For shares held in street name, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.

Quorum

        The Annual Meeting will be held only if a quorum exists. The presence at the Annual Meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your shares will be counted toward a quorum, even if you abstain from voting on a particular matter.

Proposals to Be Voted on; Vote Required; and How Votes Are Counted

        We are asking you to vote on the following:

  •
  the election of all of the members of our Board of Directors;

  •
  the ratification of our appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

  •
  an advisory vote on executive compensation.

        Election of Directors.    Directors are elected by a majority of the votes cast at the Annual Meeting, in person or by proxy, with respect to each director in an uncontested election, such that a nominee for director will be elected to the Board of Directors if the votes cast FOR the nominee's election exceed the votes cast AGAINST such nominee's election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he will remain in office as a director until his earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the Annual Meeting and the Board of Directors accepts his resignation following the meeting. If a nominee is not re-elected, the Board of Directors will decide whether to accept the director's resignation in accordance with the procedures listed in our Corporate Governance and Stock Ownership Guidelines, which are available at http://mainstcapital.com under "Governance" in the "Investor Relations" section of our website.

        Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item.

        Advisory Vote on Executive Compensation.    The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required for the approval of the resolution in this proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item. Even though your vote is advisory and therefore not binding on us, the Compensation Committee of our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

        We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the Annual Meeting.

Confidential Voting

        All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

  •
  to meet any legal requirements;

  •
  to permit independent inspectors of election to tabulate and certify your vote; or

  •
  to adequately respond to your written comments on your proxy card.

ELECTION OF DIRECTORS
(ITEM 1)

        Pursuant to our articles of incorporation, each member of our Board of Directors serves a one-year term, until the next annual meeting of stockholders and until his respective successor is duly qualified and elected. Currently, our Board of Directors has six members, of whom five are not "interested persons" of Main Street, as defined in the Investment Company Act of 1940 (the "1940 Act"). The 1940 Act requires that our Board be composed of a majority of members who are not "interested persons" of Main Street. In addition, the NYSE Listed Company Manual requires that we maintain a majority of independent directors on the Board of Directors and provides that a director of a business development company, like us, shall be considered to be independent if he or she is not an "interested person" of the business development company, as defined in the 1940 Act.

        The term of office of all directors will expire at this year's Annual Meeting. On the nomination of our Board of Directors, Messrs. Michael Appling Jr., Joseph E. Canon, Arthur L. French, J. Kevin Griffin, John E. Jackson and Vincent D. Foster will stand for reelection as directors at the Annual Meeting for a term of one year.

        Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote "FOR" the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board of Directors. However, we are not aware of any circumstances that would prevent any of the nominees from serving.

        Set forth below is certain information (as of March 12, 2014) with respect to the nominees for election as directors. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Main Street and our Board of Directors. The business address of each nominee listed below is 1300 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

Nominees

Name and Principal Occupation	Age	Director Since
Independent Directors
Michael Appling, Jr.	47	2007

Mr. Appling is the Chief Executive Officer of TNT Crane & Rigging Inc., a privately held full service crane and rigging operator. From July 2002 through August 2007, he was the Executive Vice President and Chief Financial Officer of XServ, Inc., a large private equity funded, international industrial services and rental company. Mr. Appling also held the position of CEO and President for United Scaffolding, Inc., an XServ, Inc. operating subsidiary. In February 2007, XServ, Inc. was sold to The Brock Group, a private industrial services company headquartered in Texas. From March 2000 to June 2002, Mr. Appling served as the Chief Financial Officer of CheMatch.com, an online commodities trading forum. ChemConnect, Inc., a venture backed independent trading exchange, acquired CheMatch.com in January 2002. From June 1999 to March 2000, Mr. Appling was Vice President and Chief Financial Officer of American Eco Corporation, a publicly traded, international fabrication, construction and maintenance provider to the energy, pulp and paper and power industries. Mr. Appling worked for ITEQ, Inc., a publicly traded, international fabrication and services company, from September 1997 to May 1999, first as a Director of Corporate Development and then as Vice President, Finance and Accounting. From July 1991 to September 1997, Mr. Appling worked at Arthur Andersen, where he practiced as a certified public accountant. We believe Mr. Appling is qualified to serve on our Board of Directors because of his extensive finance and accounting experience, as well as his executive leadership and management experience as a chief executive officer.

Name and Principal Occupation	Age	Director Since
Joseph E. Canon	71	2007

Since 1982, Mr. Canon has been the Executive Vice President and Executive Director, and a member of the Board of Directors, of Dodge Jones Foundation, a private charitable foundation located in Abilene, Texas. He has also been involved during this time as an executive officer and director of several private companies and partnerships with emphasis on energy, financial and other alternative investments. Prior to 1982, Mr. Canon was an Executive Vice President of the First National Bank of Abilene. From 1974 to 1976, he was the Vice President and Trust Officer with the First National Bank of Abilene. Mr. Canon currently serves on the Board of Directors of First Financial Bankshares, Inc. (NASDAQ: FFIN), a $5 billion bank and financial holding company headquartered in Abilene, Texas. Mr. Canon also serves on the Board of Directors for several bank and trust/asset management subsidiaries of First Financial Bankshares, Inc. He has also served as an executive officer and member of the Board of Directors of various other organizations including the Abilene Convention and Visitors Bureau, Abilene Chamber of Commerce, Conference of Southwest Foundations, City of Abilene Tax Increment District, West Central Texas Municipal Water District and the John G. and Marie Stella Kenedy Memorial Foundation. We believe Mr. Canon's qualifications to serve on our Board of Directors include his many years of managing and investing assets on behalf of public and private entities, his considerable experience in trust banking activities and practices, and his experience on other public boards of directors.

Name and Principal Occupation	Age	Director Since
Arthur L. French	73	2007

Mr. French has served in a variety of executive management and board of director roles over the course of a forty plus year career. He began his private investment activities in 2000 and served as a director of Fab Tech Industries, a steel fabricator, from November 2000 until August 2009, as a director of Houston Plating and Coatings Company, an industrial coatings company, from 2002 until 2007, as a director of Rawson LP, an industrial distribution and maintenance services company, from May 2003 until June 2009, and as non-executive chairman of Rawson Holdings, LLC from March 2009 until December 2010. From September 2003 through March 2007, Mr. French was a member of the Advisory Board of Main Street Capital Partners, LLC and a limited partner of Main Street Mezzanine Fund, LP (both of which are now subsidiaries of Main Street). Mr. French currently serves as an advisor to LKCM Capital Group ("LKCM Capital"), an investment company headquartered in Ft. Worth, Texas. Since January 2011, he has also served as non-executive chairman of LKCM Distribution Holdings, LP, a LKCM Capital portfolio company which provides strategy overview and direction for several industrial distribution organizations engaged in maintenance and technical services, engineered products distribution and rentals, as well as process control systems manufacturing. In addition, since April 2010, Mr. French has served as a director of Industrial Distribution Group, another LKCM Capital portfolio company which provides industrial products and store room management services for manufacturing companies in the United States and international markets. From 1996-1999, Mr. French was Chairman and Chief Executive Officer of Metals USA Inc. (NYSE), where he managed the process of founders acquisition, assembled the management team and took the company through a successful IPO in July 1997. From 1989-1996, he served as Executive Vice President and Director of Keystone International, Inc. (NYSE), a manufacturer of flow controls equipment. After serving as a helicopter pilot in the United States Army, Captain, Corps of Engineers from 1963-1966, Mr. French began his career as a Sales Engineer for Fisher Controls International, Inc., in 1966. During his 23-year career at Fisher Controls, from 1966-1989, Mr. French held various titles, and ended his career at Fisher Controls as President, Chief Operating Officer and Director. We believe Mr. French is qualified to serve on our Board of Directors because of his executive management and leadership roles within numerous public and private companies and his experience in investing in private companies.

Name and Principal Occupation	Age	Director Since
J. Kevin Griffin	42	2011

Mr. Griffin is the Senior Vice President of Financial Planning & Analysis at Novant Health, a not-for-profit integrated system of 13 hospitals and a medical group consisting of 1,124 physicians in 355 clinic locations, as well as numerous outpatient surgery centers, medical plazas, rehabilitation programs, diagnostic imaging centers, and community health outreach programs. Mr. Griffin's responsibilities at Novant primarily include debt capital market and M&A transactions, along with various other strategic analysis projects. From 2007 to October 2012, Mr. Griffin was a Managing Director of Fennebresque & Co., LLC, a boutique investment banking firm located in Charlotte, North Carolina. From 2003 through 2007, he was a Partner at McColl Partners, LLC, where he originated and executed middle market M&A transactions. Prior to McColl Partners, Mr. Griffin worked in the M&A and corporate finance divisions of Lazard Ltd, JPMorgan, and Bank of America in New York, Chicago, and Charlotte. Mr. Griffin's investment banking experience consists primarily of executing and originating mergers and acquisitions and corporate finance transactions. We believe Mr. Griffin is qualified to serve on our Board of Directors because of his extensive finance and valuation experience, his knowledge of the healthcare industry, and his extensive background in working with middle market companies in an M&A and advisory capacity.

John E. Jackson	55	2013

Mr. Jackson is the President and Chief Executive Officer of Spartan Energy Partners, LP, a gas gathering, treating and processing company. Mr. Jackson was Chairman, Chief Executive Officer and President of Price Gregory Services, Inc., a pipeline-related infrastructure service provider in North America, from February 2008 until its sale in October of 2009. He served as a director of Hanover Compressor Company ("Hanover"), now known as Exterran Holdings, Inc. (NYSE: EXH), from July 2004 until May 2010. Mr. Jackson served as Hanover's President and Chief Executive Officer from October 2004 to August 2007 and as Chief Financial Officer from January 2002 to October 2004. Mr. Jackson has been a director of Seitel, Inc., a privately owned provider of onshore seismic data to the oil and gas industry in North America, since August 2007, Select Energy Services, LLC, a privately owned total water management company for oil and gas companies, since January 2012, and RSH Energy, LLC, a privately owned engineering firm since September 2013. He also serves on the board of several non-profit organizations. We believe Mr. Jackson's qualifications to serve on our Board of Directors include his extensive background in

Name and Principal Occupation	Age	Director Since
executive and director roles of public and private companies.
Interested Directors
Mr. Foster is an interested person, as defined in the 1940 Act, due to his position as an officer of Main Street.
Vincent D. Foster	57	2007

Mr. Foster has served as the Chairman of our Board of Directors and as our Chief Executive Officer since 2007 and as our President since October 2012. He has also been a member of our investment committee since its formation in 2007 and a member of our credit committee since its formation in 2011. Mr. Foster also currently serves as a founding director of Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries, and a director of Team, Inc. (NYSE: TISI), which provides specialty contracting services to the petrochemical, refining, electric power and other heavy industries. He also served as a director of U.S. Concrete, Inc. (NASDAQ-CM: USCR) from 1999 until 2010, Carriage Services, Inc. (NYSE: CSV) from 1999 to 2011 and HMS Income Fund, Inc., a non-publicly traded business development company of which MSC Adviser I, LLC, a wholly owned subsidiary of Main Street, acts as the investment sub-adviser, from 2012 until February 2013. In addition, Mr. Foster served as a founding director of the Texas TriCities Chapter of the National Association of Corporate Directors from 2004 to 2011. Mr. Foster, a C.P.A., had a 19 year career with Arthur Andersen, where he was a partner from 1988-1997. Mr. Foster was the director of Andersen's Corporate Finance and Mergers and Acquisitions practice for the Southwest United States and specialized in working with companies involved in consolidating their respective industries. From 1997, Mr. Foster co-founded and has acted as co-managing partner or chief executive of several Main Street predecessor funds and entities, which are now subsidiaries of ours, including Main Street Mezzanine Fund, LP and its general partner, Main Street Mezzanine Management, LLC, Main Street Capital II, LP and its general partner, Main Street Capital II GP, LLC, and Main Street Capital Partners, LLC. Mr. Foster received the Ernst & Young Entrepreneur of the Year 2008 Award in the financial services category in the Houston & Gulf Coast Area. The program honors entrepreneurs who have demonstrated exceptionality in innovation, financial performance and personal commitment to their businesses and communities. We believe Mr. Foster is qualified to serve on our Board of Directors because of his intimate knowledge of our operations through his day-to-day leadership as President and Chief Executive Officer of Main Street, along with his comprehensive experience on other public Boards of Directors and his extensive experience in tax, accounting, mergers and acquisitions, corporate governance and finance.

        Directors are elected by a majority of the votes cast at the Annual Meeting, in person or by proxy, in an uncontested election, such that a nominee for director will be elected to the Board of Directors if the votes cast FOR the nominee's election exceed the votes cast AGAINST such nominee's election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he will remain in office as a director until his earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the Annual Meeting and the Board of Directors accepts his resignation following the meeting. If a nominee is not re-elected, the Board of Directors will decide whether to accept the director's resignation in accordance with the procedures listed in our Corporate Governance and Stock Ownership Guidelines, which are available at http://mainstcapital.com under "Governance" in the "Investor Relations" section of our website.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE NOMINEES
NAMED IN THIS PROXY STATEMENT.

 CORPORATE GOVERNANCE

        We maintain a corporate governance section on our website which contains copies of the charters for the committees of our Board of Directors. The corporate governance section may be found at http://mainstcapital.com under "Governance" in the "Investor Relations" section of our website. The corporate governance section contains the following documents, which are available in print to any stockholder who requests a copy in writing to Main Street Capital Corporation, Corporate Secretary's Office, 1300 Post Oak Blvd., Suite 800, Houston, Texas 77056:

  Audit Committee Charter
  Nominating and Corporate Governance Committee Charter
  Compensation Committee Charter

        In addition, our Code of Business Conduct and Ethics and our Corporate Governance and Stock Ownership Guidelines may be found at http://mainstcapital.com under "Governance" in the "Investor Relations" section of our website and are available in print to any stockholder who requests a copy in writing.

Director Independence

        Our Board of Directors currently consists of six members, five of whom are classified under applicable listing standards of the New York Stock Exchange as "independent" directors and under Section 2(a)(19) of the 1940 Act as not "interested persons." Based on these independence standards, our Board of Directors has affirmatively determined that the following directors are independent:

  Michael Appling Jr.
  Joseph E. Canon
  Arthur L. French
  J. Kevin Griffin
  John E. Jackson

        Our Board of Directors considered certain portfolio investments and other transactions in which our independent directors may have had a direct or indirect interest, including the transactions described under the heading "Certain Relationships and Related Transactions", in evaluating each director's independence under the 1940 Act and applicable listing standards of the New York Stock Exchange, and the Board of Directors determined that no such transaction would impact the ability of any director to exercise independent judgment or impair his independence.

Communications with the Board

        Stockholders or other interested persons may send written communications to the members of our Board of Directors, addressed to Board of Directors, c/o Main Street Capital Corporation, Corporate Secretary's Office, 1300 Post Oak Blvd., Suite 800, Houston, Texas 77056. All communications received in this manner will be delivered to one or more members of our Board of Directors.

Board Leadership Structure

        Mr. Foster currently serves as both our President and Chief Executive Officer and as the Chairman of our Board of Directors. As our President and Chief Executive Officer, Mr. Foster is an "interested person" under Section 2(a)(19) of the 1940 Act. The Board believes that the Company's President and Chief Executive Officer is currently best situated to serve as Chairman given his history with the Company, his deep knowledge of the Company's business and his extensive experience in managing private debt and equity investments in lower middle market companies. The Company's independent directors bring experience, oversight and expertise from outside the Company and industry, while the President and Chief Executive Officer brings company-specific and industry-specific experience and expertise. The Board believes that the combined role of Chairman, President and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

        One of the key responsibilities of the Board is to oversee the development of strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman, President and Chief Executive Officer, together with a Lead Independent Director as described below, is in the best interest of our stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

        Our Board of Directors designated Arthur L. French as Lead Independent Director to preside at all executive sessions of non-management directors. In the Lead Independent Director's absence, the remaining non-management directors may appoint a presiding director by majority vote. The non-management directors meet in executive session without management on a regular basis. The Lead Independent Director also has the responsibility of consulting with management on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman, President and Chief Executive Officer and facilitating collaboration and communication between the non-management directors and management. Stockholders or other interested persons may send written communications to Arthur L. French, addressed to Lead Independent Director, c/o Main Street Capital Corporation, Corporate Secretary's Office, 1300 Post Oak Blvd., Suite 800, Houston, Texas 77056.

Board of Directors and its Committees

        Board of Directors.    Our Board of Directors met six times and acted by unanimous written consent seven times during 2013. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served during 2013, and five directors attended the 2013 Annual Meeting of Stockholders in person. Our Board of Directors expects each director to make a diligent effort to attend all Board and committee meetings, as well as each Annual Meeting of Stockholders.

        Committees.    Our Board of Directors currently has, and appoints the members of, standing Audit, Compensation and Nominating and Corporate Governance Committees. Each of those committees is comprised entirely of independent directors and has a written charter approved by our Board of Directors. The current members of the committees are identified in the following table. With the addition of Mr. Jackson as a fifth independent director in 2013, the Board is considering revising the committee appointments after the election of directors at the Annual Meeting to more evenly distribute the responsibilities and workload.

Board Committees
Director	Audit	Compensation	Nominating and Corporate Governance
Michael Appling Jr.	Chair		☒
Joseph E. Canon	☒	☒	Chair
Arthur L. French	☒	Chair
J. Kevin Griffin	Deputy Chair	☒	☒
John E. Jackson	☒

        Audit Committee.    During the year ended December 31, 2013, the Audit Committee met four times. The Audit Committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (as well as the compensation for those services), reviewing the independence of our independent accountants and reviewing the adequacy of our internal control over financial reporting. In addition, the Audit

Committee is responsible for assisting our Board of Directors with its review and approval of the determination of the fair value of our debt and equity investments, and other financial investments, that are not publicly traded or for which current market values are not readily available. The current members of the Audit Committee are Messrs. Appling, Canon, French, Griffin and Jackson. Our Board of Directors has determined that each of Messrs. Appling, Canon, Griffin and Jackson is an "Audit Committee financial expert" as defined by the SEC. For more information on the backgrounds of these directors, see their biographical information under "Election of Directors" above.

        Compensation Committee.    During the year ended December 31, 2013, the Compensation Committee met four times and acted by unanimous written consent twice. The Compensation Committee determines the compensation and related benefits for our executive officers including the amount of salary, bonus and stock-based compensation to be included in the compensation package for each of our executive officers. In addition, the Compensation Committee assists the Board of Directors in developing and evaluating the compensation of our non-management directors and evaluating succession planning with respect to the chief executive officer and other key executive positions. The Compensation Committee has the authority to engage the services of outside advisers, experts and others as it deems necessary to assist the committee in connection with its responsibilities. The actions of the Compensation Committee are generally reviewed and ratified by the entire Board of Directors, except the employee director does not vote with respect to his compensation. The current members of the Compensation Committee are Messrs. Canon, French and Griffin.

        Nominating and Corporate Governance Committee.    During the year ended December 31, 2013, the Nominating and Corporate Governance Committee met four times. The Nominating and Corporate Governance Committee is responsible for determining criteria for service on our Board of Directors, identifying, researching and recommending to the Board of Directors director nominees for election by our stockholders, selecting nominees to fill vacancies on our Board of Directors or a committee of the Board, developing and recommending to our Board of Directors any amendments to our corporate governance principles and overseeing the self-evaluation of our Board of Directors and its committees. The current members of the Nominating and Corporate Governance Committee are Messrs. Appling, Canon and Griffin.

Compensation Committee Interlocks and Insider Participation

        Each member of the Compensation Committee is independent for purposes of the applicable listing standards of the New York Stock Exchange. During the year ended December 31, 2013, no member of the Compensation Committee was an officer, former officer or employee of ours or had a relationship disclosable under "Certain Relationships and Related Transactions—Transactions with Related Persons", except as disclosed therein. No interlocking relationship, as defined by the rules adopted by the SEC, existed during the year ended December 31, 2013 between any member of the Board of Directors or the Compensation Committee and an executive officer of Main Street.

Director Nomination Process

        Our Nominating and Corporate Governance Committee has determined that a candidate for election to our Board of Directors must satisfy certain general criteria, including, among other things:

  •
  be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work professionally with others;

  •
  be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

  •
  be willing and able to devote sufficient time to the affairs of our company and be diligent in fulfilling the responsibilities of a member of our Board of Directors and a member of any committee thereof (including: developing and maintaining sufficient knowledge of our company and the specialty finance industry in general; reviewing and analyzing reports and other information important to responsibilities of the Board of Directors and any committee of our Board of Directors; preparing for, attending and participating in meetings of our Board of Directors and meetings of any committee of our Board of Directors; and satisfying appropriate orientation and continuing education guidelines); and

  •
  have the capacity and desire to represent the balanced, best interests of our stockholders as a whole and not primarily a special interest group or constituency.

        The Nominating and Corporate Governance Committee seeks to identify potential director candidates who will strengthen the Board of Directors and will contribute to the overall mix of general criteria identified above. In addition to the general criteria, the Nominating and Corporate Governance Committee considers specific criteria, such as particular skills, experiences (whether in business or in other areas such as public service, academia or scientific communities), areas of expertise, specific backgrounds, and other characteristics, that should be represented on the Board of Directors to enhance its effectiveness and the effectiveness of its committees. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse experience and viewpoints and a diverse mix of the specific criteria above. The process of identifying potential director candidates includes establishing procedures for soliciting and reviewing potential nominees from directors and for advising those who suggest nominees of the outcome of such review. The Nominating and Corporate Governance Committee also has the authority to retain and terminate any search firm used to identify director candidates.

        Any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our by-laws and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to our company for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age and address; number of any shares of our stock beneficially owned by the nominee, if any; the date such shares were acquired and the investment intent of such acquisition; whether such stockholder believes the nominee is an "interested person" of our company, as defined in 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected. See "Stockholders' Proposals" in this proxy statement and our by-laws for other requirements of stockholder proposals.

        The Nominating and Corporate Governance Committee will consider candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. The Nominating and Corporate Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from their experience on our Board of Directors. Although the Nominating and Corporate Governance Committee will consider candidates identified by stockholders, the Nominating and Corporate Governance Committee may determine not to recommend those candidates to our Board of Directors, and our Board of Directors may determine not to nominate any candidates recommended by the Nominating and Corporate Governance Committee. None of the director nominees named in this proxy statement were nominated by stockholders.

 Board's Role in the Oversight of Risk Management

        Our Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board Committees that report on their deliberations to the full Board. The oversight responsibility of the Board and its Committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management's risk mitigation strategies. Areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and other risks. The Board and its Committees oversee risks associated with their respective principal areas of focus, as summarized below. Committees meet in executive session with key management personnel regularly and with representatives of outside advisors as necessary.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with the annual operating plan and five-year strategic plan; major litigation and regulatory exposures and other current matters that may present material risk to our operations, plans, prospects or reputation; material acquisitions and divestitures.
Audit Committee

Risks and exposures associated with financial matters, particularly investment valuation, financial reporting and disclosure, tax, accounting, oversight of independent accountants, internal control over financial reporting, financial policies and credit and liquidity matters.

Compensation Committee

Risks and exposures associated with leadership assessment, senior management succession planning, executive and director compensation programs and arrangements, including incentive plans, and compensation related regulatory compliance.

Nominating and Corporate Governance Committee	Risks and exposures relating to our programs and policies relating to legal compliance, corporate governance, and director nomination, evaluation and succession planning.

COMPENSATION OF DIRECTORS

        The following table sets forth the compensation that we paid during the year ended December 31, 2013 to our directors. Directors who are also employees of Main Street or any of its subsidiaries do not receive compensation for their services as directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash(3)	Stock Awards(4)	Total
Arthur L. French	$155,000	$29,999	$184,999
Michael Appling Jr.	145,000	29,999	174,999
Joseph E. Canon	135,000	29,999	164,999
J. Kevin Griffin(1)	145,000	29,999	174,999
John E. Jackson(2)	106,507	30,008	136,515

(1)
In addition to his normal board and committee fees, Mr. Griffin was paid a $10,000 fee related to a special project performed at the request of the Board of Directors in his capacity as a member of the Board, which amount is included in the table above.

(2)
Mr. Jackson was appointed to the Board on August 6, 2013 to fill the vacancy created by Todd A. Reppert's retirement.

(3)
The following non-employee directors elected to defer a portion of their 2013 annual cash retainers in the form of phantom stock units under the Deferred Compensation Plan for Non-Employee Directors (the "Non-Employee Deferred Compensation Plan"):

Name	2013 Cash Deferred	Phantom Stock Units Credited for 2013 Deferral	Total Phantom Stock Units at December 31, 2013
Arthur L. French	$50,000	1,830.83	1,915.29
Michael Appling Jr.	50,000	1,830.83	1,915.29
Joseph E. Canon	50,000	1,830.83	1,915.29
J. Kevin Griffin	75,000	2,746.25	2,872.93
John E. Jackson	50,000	1,619.17	1,665.47
(4)
Each of Messrs. French, Appling, Canon and Griffin received an award of 1,076 restricted shares on June 13, 2013, and Mr. Jackson received an award of 980 restricted shares on August 6, 2013, each under the Main Street Capital Corporation 2008 Non-Employee Director Restricted Stock Plan (the "Non-Employee Director Plan"), which will vest 100% on May 28, 2014, the day before the Annual Meeting, provided that the grantee has been in continuous service as a member of the Board through such date. These amounts represent the grant date fair value of the 2013 stock awards in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the date of grant. Pursuant to SEC rules, the amounts shown exclude the impact of any estimated forfeitures related to service-based vesting conditions. These amounts may not correspond to the actual value that will be recognized by our directors upon vesting. Each of Messrs. French, Appling, Canon and Griffin had 1,076, and Mr. Jackson had 980, unvested shares of restricted stock outstanding as of December 31, 2013. Please see the discussion of the assumptions made in the valuation of these awards in Note M to the audited consolidated financial statements included in the annual report accompanying this proxy statement.

        The compensation for non-employee directors for 2013 was comprised of cash compensation paid to or earned by directors in connection with their service as a director. That cash compensation consisted of an annual retainer of $125,000, and an additional $20,000 retainer for the Lead Independent Director. Non-employee directors do not receive fees based on meetings attended absent circumstances that require an exceptionally high number of meetings within an annual period. We also reimburse our non-employee directors for all reasonable expenses incurred in connection with their service on our Board. The chairs of our Board committees receive additional annual retainers as follows:

  •
  the chair of the Audit Committee: $20,000;

  •
  the deputy chair of the Audit Committee: $10,000;

  •
  the chair of the Compensation Committee: $10,000; and

  •
  the chair of the Nominating and Corporate Governance Committee: $10,000.

        The Non-Employee Director Plan provides a means through which we may attract and retain qualified non-employee directors to enter into and remain in service on our Board of Directors. Under the Non-Employee Director Plan, at the beginning of each one-year term of service on our Board of Directors, each non-employee director receives a number of shares equivalent to $30,000 worth of shares based on the closing price of a share of our common stock on the New York Stock Exchange (or other exchange on which are shares are then listed) on the date of grant. Forfeiture provisions will lapse as to an entire award at the end of the one-year term.

        The Non-Employee Deferred Compensation Plan, adopted in 2013, allows each non-employee director, at his option, to defer all or a portion of the cash fees paid for his services as a director until his exit from the Board of Directors. A director's plan account is credited with phantom Main Street stock units with a total value equal to the amount of cash fees deferred and with hypothetical dividends paid on such phantom stock units by crediting additional phantom stock units to the account. The non-employee director will be distributed actual Main Street common shares for the number of phantom stock units in his deferred account within 90 days from his termination of service as a director.

        For the beneficial ownership of our common stock by each of our directors and the dollar range value of such ownership, please see "Security Ownership of Certain Beneficial Owners and Management" beginning on page 32.

 EXECUTIVE OFFICERS

        Our executive officers serve at the discretion of our Board of Directors. The following persons serve as our executive officers or significant employees in the following capacities (information as of March 12, 2014):

Name	Age	Position(s) Held
Vincent D. Foster*†	57	Chairman of the Board, President and Chief Executive Officer
Dwayne L. Hyzak*	41	Chief Financial Officer, Senior Managing Director and Treasurer
Curtis L. Hartman*†	41	Chief Credit Officer and Senior Managing Director
David L. Magdol*	43	Chief Investment Officer and Senior Managing Director
Rodger A. Stout†	62	Executive Vice President
Jason B. Beauvais	38	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Nicholas T. Meserve	34	Managing Director
Robert M. Shuford	34	Managing Director
Travis L. Haley	33	Managing Director
Shannon D. Martin	44	Vice President, Chief Accounting Officer and Assistant Treasurer

*
Member of our Investment Committee. The Investment Committee is responsible for all aspects of our investment process with respect to our lower middle market portfolio investments, including approval of such investments.

†
Member of our Credit Committee. The Credit Committee is responsible for all aspects of our investment process with respect to our middle market portfolio investments, including approval of such investments.

        For more information on Mr. Foster, Chairman of the Board, President and Chief Executive Officer, see his biographical information under "Election of Directors" above.

        Dwayne L. Hyzak has served as our Chief Financial Officer and a Senior Managing Director since 2011 and as our Treasurer since 2012. Mr. Hyzak also serves as a member of our investment committee. Previously, he served as one of our Senior Vice Presidents since 2007 and as Senior Vice President Finance since 2011. From 2002, Mr. Hyzak has served as a Senior Managing Director and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours, including the general partner of Main Street Mezzanine Fund, LP, Main Street Mezzanine Management, LLC, the general partner of Main Street Capital II, LP, Main Street Capital II GP, LLC, and Main Street Capital Partners, LLC. From 2000 to 2002, Mr. Hyzak was a director of integration with Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries, where he was principally focused on the company's mergers and acquisitions and corporate finance activities. Prior to joining Quanta Services, Inc., he was a manager with Arthur Andersen in its Transaction Advisory Services group.

        Curtis L. Hartman has served as our Chief Credit Officer and a Senior Managing Director since 2011. Mr. Hartman is also the chairman of our credit committee and a member of our investment committee. Previously, Mr. Hartman served as one of our Senior Vice Presidents since 2007. From 2000, Mr. Hartman has served as a Senior Managing Director and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours, including the general partner of Main Street Mezzanine Fund, LP, Main Street Mezzanine Management, LLC, the general partner of Main Street Capital II, LP, Main Street Capital II GP, LLC, and Main Street Capital Partners, LLC. Mr. Hartman has also served as a director of HMS Income Fund, Inc., a non-publicly traded business development company of which MSC Adviser I, LLC, a wholly owned subsidiary of Main Street, acts as the investment sub-adviser, since June 2013. From 1999 to 2000, Mr. Hartman was an investment adviser for Sterling City Capital, LLC. Concurrently with joining Sterling City Capital, he joined United Glass Corporation, a Sterling City Capital portfolio company, as director of corporate development. Prior to joining Sterling City Capital, Mr. Hartman was a manager with PricewaterhouseCoopers LLP, in its M&A/Transaction Services group. Prior to that, he was employed as a senior auditor by Deloitte & Touche LLP.

        David L. Magdol has served as our Chief Investment Officer and a Senior Managing Director since 2011. Mr. Magdol is also the chairman of our investment committee. Previously, Mr. Magdol served as one of our Senior Vice Presidents since 2007. From 2002, Mr. Magdol has served as a Senior Managing Director and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours, including the general partner of Main Street Mezzanine Fund, LP, Main Street Mezzanine Management, LLC, the general partner of Main Street Capital II, LP, Main Street Capital II GP, LLC, and Main Street Capital Partners, LLC. Mr. Magdol joined Main Street from the investment banking group at Lazard Freres & Co. Prior to Lazard, he managed a portfolio of private equity investments for the McMullen Group, a private investment firm/family office capitalized by Dr. John J. McMullen, the former owner of the New Jersey Devils and the Houston Astros. Mr. Magdol began his career in the structured finance services group of JP Morgan Chase.

        Rodger A. Stout has served as our Executive Vice President since 2012 and is also a member of our credit committee. Previously, Mr. Stout served as our Chief Compliance Officer, Senior Vice President—Finance and Administration and Treasurer since 2007. From 2006, Mr. Stout has served as Executive Vice President and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours, including the general partner of Main Street Mezzanine Fund, LP, Main Street Mezzanine Management, LLC, the general partner of Main Street Capital II, LP, Main Street Capital II GP, LLC, and Main Street Capital Partners, LLC. From 2000 to 2006, Mr. Stout was senior vice president and chief financial officer for FabTech Industries, Inc., one of the largest domestic structural steel fabricating companies. From 1985 to 2000, he was a senior financial executive for Jerold B. Katz Interests. He held numerous positions over his 15 year tenure with this national scope financial services conglomerate. Those positions included director, executive vice president, senior financial officer and investment officer. Prior to 1985, Mr. Stout was an international tax executive in the oil and gas service industry.

        Jason B. Beauvais has served as our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary since 2012. Previously, Mr. Beauvais served as our Vice President, General Counsel and Secretary since 2008. From 2008, Mr. Beauvais has also served as General Counsel and in other executive positions of several of our subsidiary funds and entities, including the general partner of Main Street Mezzanine Fund, LP, Main Street Mezzanine Management, LLC, the general partner of Main Street Capital II, LP, Main Street Capital II GP, LLC, and Main Street Capital Partners, LLC. From 2006 through 2008, Mr. Beauvais was an attorney with Occidental Petroleum Corporation, an international oil and gas exploration and production company. Prior to joining Occidental Petroleum Corporation, Mr. Beauvais practiced corporate and securities law at Baker Botts L.L.P., where he primarily counseled companies in public issuances and private placements of debt and equity and handled a wide range of general corporate and securities matters as well as mergers and acquisitions.

        Nicholas T. Meserve has served as a Managing Director on our middle market investment team since 2012. Previously, from 2004 until 2012, Mr. Meserve worked at Highland Capital Management, LP, a large alternative credit manager, and certain of its affiliates, where he managed a portfolio of senior loans and high yield bonds across a diverse set of industries. Prior to Highland, he was a Credit Analyst at JP Morgan Chase & Co.

        Robert M. Shuford has served as a Managing Director on our lower middle market team since 2012, and has been with the firm in various roles since 2006. Mr. Shuford is a Chartered Financial Analyst® (CFA) charter holder. Previously, he was a Senior Associate of Avail Consulting, LLC in the

Financial Advisory Services Group. While at Avail, Mr. Shuford was actively involved in the valuation of closely held stock, performance of acquisition due diligence and the valuation of intangible assets for a number of clients in a number of industries. His experience at Avail also includes financial and economic analysis of operating businesses, including the qualitative and quantitative analysis of historical and projected performance. These engagements were performed in connection with mergers, acquisitions, tax planning and reporting, litigation support, financial reporting and general corporate planning. His experience also includes extensive pro forma financial modeling for various types of companies.

        Travis L. Haley has served as Managing Director on our lower middle market team since 2013 and has been with the firm in Associate to Director roles since 2007. Prior to joining Main Street, Mr. Haley was a senior consultant in the Transaction Advisory Services group at Ernst & Young, performing financial due diligence for both strategic and financial buyers and sellers. Before joining the Transaction Advisory Services group, Mr. Haley served as an auditor with Ernst & Young. Mr. Haley is a CPA and began his career with Nueces Marketing Partners, a private investment group.

        Shannon D. Martin has served as our Vice President, Chief Accounting Officer and Assistant Treasurer since 2012. From 2006 to 2012, Mr. Martin worked as an independent consultant and performed financial advisory services for several clients, including functioning as acting Chief Accounting Officer from 2008 to 2011 for EquaTerra, Inc. From 1999 to 2006, Mr. Martin was a director of accounting integration and audit with Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries, where he focused on the development of integrated accounting, business and information system processes and the company's acquisition and integration strategies. From 1992 to 1999, Mr. Martin worked at Arthur Andersen as a manager in the Commercial Services group.

 COMPENSATION DISCUSSION AND ANALYSIS

        The following Compensation Discussion and Analysis, or CD&A, provides information relating to the 2013 compensation of Main Street's Named Executive Officers, or NEOs, for 2013, who were:

  •
  Vincent D. Foster, Chairman, President and Chief Executive Officer;

  •
  Dwayne L. Hyzak, Chief Financial Officer and Senior Managing Director;

  •
  Curtis L. Hartman, Chief Credit Officer and Senior Managing Director;

  •
  David L. Magdol, Chief Investment Officer and Senior Managing Director;

  •
  Jason B. Beauvais, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary; and

  •
  Todd A. Reppert (the Company's former Executive Vice Chairman).

Compensation Philosophy and Objectives

        The Main Street compensation system was developed by the Compensation Committee and approved by all independent directors. The system is designed to attract and retain key executives, motivate them to achieve the Company's business objectives and reward them for performance while aligning management's interests with those of the Company's stockholders. The structure of Main Street's incentive compensation programs is formulated to encourage and reward the following, among other things:

  •
  achievement of income and capital gains to sustain and grow the Company's dividend payments;

  •
  maintenance of liquidity and capital flexibility to accomplish the Company's business objectives, including the preservation of investor capital;

  •
  attainment of superior risk-adjusted returns on the Company's investment portfolio; and

  •
  professional development and growth of individual executives, the management team and other employees.

        The Compensation Committee has the primary authority to establish compensation for the NEOs and other key employees and administers all executive compensation arrangements and policies. Main Street's Chief Executive Officer assists the Committee by providing recommendations regarding the compensation of NEOs and other key employees, excluding himself. The Committee exercises its discretion by modifying or accepting these recommendations. The Chief Executive Officer routinely attends a portion of the Committee meetings. However, the Committee often meets in executive session without the Chief Executive Officer or other members of management when discussing compensation matters and on other occasions as determined by the Committee.

        The Compensation Committee takes into account competitive market practices with respect to the salaries and total direct compensation of the NEOs. Members of the Committee consider market practices by reviewing public and non-public information for executives at comparable companies and funds. The Committee also has the authority to utilize compensation consultants to better understand competitive pay practices and has retained such expertise in the past.

Independent Compensation Consultant

        The Compensation Committee has engaged Deloitte Consulting LLP ("Deloitte") as an independent compensation consultant to assist the Committee and provide advice on a variety of compensation matters relating to NEO and non-executive director compensation, incentive compensation plans and compensation trends, regulatory matters and compensation planning best practices. The compensation consultant was hired by and reports directly to the Compensation Committee. Although the compensation consultant may work directly with management on behalf of the Compensation Committee, any such work is under the control and supervision of the Compensation Committee. The total amount of fees paid or to be paid to Deloitte for compensation consulting services during fiscal 2013 was approximately $71,115.

        During fiscal 2013, the Company's management also retained Deloitte and its affiliates to provide certain other services to the Company. These other services included (i) tax services and other tax-related services and (ii) portfolio valuation consulting services. The total amount paid or to be paid for such services (excluding the services as consultant to the Compensation Committee as discussed above) to Deloitte and its affiliates during fiscal 2013 was approximately $384,184. Deloitte was engaged directly by management to provide these other services and, accordingly, Deloitte's engagement for these other services was not formally approved by the Board of Directors or by the Compensation Committee. The Compensation Committee believes that, given their nature and scope, these additional services did not raise a conflict of interest and did not impair Deloitte's ability to provide independent advice to the Compensation Committee concerning executive compensation matters. In making this determination, the Compensation Committee considered, among other things, the following factors when selecting Deloitte to provide compensation consulting services: (i) the types of non-compensation services provided by Deloitte, (ii) the amount of fees for such non-compensation services, noting in particular that such fees are negligible when considered in the context of Deloitte's total revenues for the period, (iii) Deloitte's policies and procedures concerning conflicts of interest, (iv) Deloitte's representatives who advise the Compensation Committee do not provide any non-compensation related services to the Company, (v) there are no other business or personal relationships between the Company's management or members of the Compensation Committee, on the one hand, and any Deloitte representatives who provide compensation consulting services to the Company, on the other hand, and (vi) neither Deloitte nor any of the Deloitte representatives who provide compensation services to the Company own any common stock or other securities of the Company.

Assessment of Market Data

        In assessing the competitiveness of executive compensation levels, the Compensation Committee analyzes market data of certain companies, including internally managed business development companies, or BDCs, private equity firms and other asset management and financial services companies. This analysis focuses on key elements of compensation practices in general, and more specifically, the compensation practices at companies and funds reasonably comparable in asset size, typical investment size and type, market capitalization and general business scope as compared to the Company.

        As regards to other internally managed BDCs like Main Street, the Compensation Committee considers the compensation practices and policies pertaining to executive officers as detailed in their company's respective proxies, research analysts' reports and other publicly available information. However, there are relatively few internally managed BDCs and none of them are directly comparable to the Company in regards to business strategies, assets under management, typical investment size and type and market capitalization. Moreover, regarding the compensation and retention of executive talent, the Company also competes with private equity funds, mezzanine debt funds, hedge funds and other types of specialized investment funds. Since these are generally private companies that are not required to publicly disclose their executive compensation practices and policies, the Committee relies on third party compensation surveys as well as other available information to compare compensation practices and policies.

        Items taken into account include, but are not necessarily limited to, base compensation, bonus compensation, stock option awards, restricted stock awards, carried interest and other compensation. In addition to actual levels of cash and equity related compensation, the Compensation Committee also considers other approaches comparable companies are taking with regard to overall executive compensation practices. Such items include, but are not necessarily limited to, the use of employment agreements for certain employees, the mix of cash and equity compensation, the use of third party compensation consultants and certain corporate and executive performance measures that are established to achieve longer term total return for stockholders. Finally, in addition to analyzing comparable companies and funds, the Committee also evaluates the relative cost structure of the Company as compared to the entire BDC sector, including internally and externally managed BDCs as well as other private funds.

Assessment of Company Performance

        The Compensation Committee believes that sustainable financial performance coupled with reasonable, long-term stockholders' returns as well as proportional employee compensation are essential components for Main Street's long-term business success. Main Street typically makes three to seven year investments in its portfolio companies. The Company's business plan involves taking on investment risks over a range of time periods. Accordingly, much emphasis is focused on maintaining the stability of net asset values as well as the continuity of earnings to pass through to stockholders in the form of recurring dividends. The quality of the earnings supporting the dividends as well as the maintenance and growth of dividends are key metrics in the Committee's assessment of financial performance.

        Main Street's strategy is to generate current income from debt investments and to realize capital gains from equity-related investments. This income supports the payment of dividends to stockholders. The recurring payment of dividends requires a methodical investment acquisition approach and active monitoring and management of the investment portfolio over time. A meaningful part of the Company's employee base is dedicated to the maintenance of asset values and expansion of this recurring income to sustain and grow dividends. The Committee believes that stability with regard to the management team is important in achieving successful implementation of the Company's strategy. Further, the Committee, in establishing and assessing executive salary and performance incentives, is relatively more focused on Main Street results rather than the performance of other comparable companies or industry comparisons.

Executive Compensation Components

        For 2013, the components of Main Street's direct compensation program for NEOs included:

  •
  base salary;

  •
  annual cash bonuses;

  •
  long-term compensation pursuant to the 2008 Equity Incentive Plan; and

  •
  other benefits.

        The Compensation Committee designs each NEO's direct compensation package to appropriately reward the NEO for his contribution to the Company. The judgment and experience of the Committee are weighed with individual and Company performance metrics and consultation with the Chief Executive Officer (except with respect to himself) to determine the appropriate mix of compensation for each individual. Cash compensation consisting of base salary and discretionary bonuses tied to achievement of individual performance goals that are reviewed and approved by the Committee, as well as corporate objectives, are intended to motivate NEOs to remain with the Company and work to achieve expected business objectives. Stock-based compensation is awarded based on performance expectations approved by the Committee for each NEO. The blend of short-term and long-term compensation may be adjusted from time to time to balance the Committee's views regarding the benefits of current cash compensation and appropriate retention incentives.

  Base Salary

        Base salary is used to recognize the experience, skills, knowledge and responsibilities required of the NEOs in their roles. In connection with establishing the base salary of each NEO, the Compensation Committee and management consider a number of factors, including the seniority and experience level of the individual, the functional role of his position, the level of the individual's responsibility, the Company's ability to replace the individual, the past base salary of the individual and the relative number of well-qualified candidates available in the area. In addition, the Committee considers publicly available information regarding the base salaries paid to similarly situated executive officers and other competitive market practices.

        The salaries of the NEOs are reviewed on an annual basis, as well as at the time of promotion or any substantial change in responsibilities. The key factors in determining increases in salary level are relative performance and competitive pressures.

  Annual Cash Bonuses

        Annual cash bonuses are intended to reward individual performance during the year and can therefore be highly variable from year to year. Bonus opportunities for the NEOs are determined by the Compensation Committee on a discretionary basis and are based on performance criteria, particularly the company's dividend performance as well as corporate and individual performance goals and measures set by the Committee with the Chief Executive Officer's input (except with respect to his own performance criteria). Should actual performance exceed expected performance criteria, the Committee may adjust individual cash bonuses to take such superior performance into account.

  Long-Term Incentive Awards

        Main Street's Board of Directors and stockholders have approved the 2008 Equity Incentive Plan to provide stock-based awards as long-term incentive compensation to employees, including the NEOs. The Company uses stock-based awards to (i) attract and retain key employees, (ii) motivate employees by means of performance-related incentives to achieve long-range performance goals, (iii) enable employees to participate in the Company's long-term growth in value and (iv) link employees' compensation to the long-term interests of stockholders. At the time of each award, the Compensation Committee will determine the terms of the award, including any performance period (or periods) and any performance objectives relating to vesting of the award.

        Options.    The Compensation Committee may grant stock options to purchase Main Street's common stock (including incentive stock options and nonqualified stock options). The Committee expects that any options granted by it will represent a fixed number of shares of common stock, will have an exercise price equal to the fair market value of common stock on the date of grant, and will be exercisable, or "vested," at some later time after grant. Some stock options may provide for vesting simply by the grantee remaining employed by Main Street for a period of time, and some may provide for vesting based on the grantee and/or the Company attaining specified performance levels. To date, the Committee has not granted stock options to any NEO.

        Restricted Stock.    Main Street has received exemptive relief from the SEC that permits the Company to grant restricted stock in exchange for or in recognition of services by its executive officers and employees. Pursuant to the 2008 Equity Incentive Plan, the Compensation Committee may award shares of restricted stock to plan participants in such amounts and on such terms as the Committee determines in its sole discretion, provided that such awards are consistent with the conditions set forth in the SEC's exemptive order. Each restricted stock grant will be for a fixed number of shares as set forth in an award agreement between the grantee and Main Street. Award agreements will set forth time and/or performance vesting schedules and other appropriate terms and/or restrictions with respect to awards, including rights to dividends and voting rights. The Committee's normal practice has been to have restricted stock awards for NEOs vest over a four year time frame in equal increments based on continued service during the vesting period.

  Other Benefits

        Main Street's NEOs participate in the same benefit plans and programs as the Company's other employees, including comprehensive medical and dental insurance, vision care, business travel insurance and short term disability coverage as well as long term disability insurance.

        Main Street maintains a 401(k) plan for all full-time employees who are at least 21 years of age through which the Company makes non-discretionary matching contributions to each participant's plan account on the participant's behalf. For each participating employee, the Company's contribution is generally a 100% match of the employee's contributions up to a 4.5% contribution level with a maximum annual regular matching contribution of $11,475 during 2013. All contributions to the plan, including those made by the Company, vest immediately. The Board of Directors may also, at its sole discretion, make additional contributions to employee 401(k) plan accounts, which would vest on the same basis as other employer contributions.

  Perquisites

        The Company provides no other material benefits, perquisites or retirement benefits to the NEOs.

Potential Payments Upon Change in Control

        Upon specified transactions involving a change in control (as defined in the 2008 Equity Incentive Plan), all outstanding awards under the 2008 Equity Incentive Plan may either be assumed or substituted for by the surviving entity. If the surviving entity does not assume or substitute similar awards, the awards held by the plan participants will be subject to accelerated vesting in full and, in the case of options, then terminated to the extent not exercised within a designated time period.

        Transactions involving a "change in control" under the 2008 Equity Incentive Plan include:

  •
  a consolidation, merger, stock sale or similar transaction or series of related transactions in which Main Street is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert;

  •
  a sale or transfer of all or substantially all of the Company's assets;

  •
  Main Street's dissolution or liquidation; or

  •
  a change in the membership of the Company's Board of Directors such that the individuals who, as of the effective date of the plan, constitute the Board of Directors, whom are referred to as the Continuing Directors, and any new director whose appointment or election to the Board of Directors was approved by a vote of at least two thirds of the Continuing Directors then comprising the Board of Directors, cease to constitute at least a majority of the Board.

        The number of shares and value of restricted stock for the NEOs as of December 31, 2013 that would have vested under the acceleration scenarios described above is shown under the caption entitled "Compensation of Executive Officers—Outstanding Equity Awards at Fiscal Year-End."

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation. Main Street's general policy, where consistent with business objectives, is to preserve the deductibility of executive officer compensation. However, the Compensation Committee may authorize amounts and forms of compensation that might not be deductible if the Committee deems such to be in the best interests of Main Street and its stockholders.

Stockholder Advisory Vote on Executive Compensation

        At our 2011 Annual Meeting of Stockholders, our stockholders provided an advisory vote with 95% of the votes cast approving our compensation philosophy, policies and procedures and the 2010 fiscal year compensation of our NEOs (the "Advisory Vote"). Subsequently, the Compensation Committee considered the results of the Advisory Vote in determining compensation policies and decisions of the Company. The Advisory Vote affected the Company's executive compensation decisions and policies by reaffirming the Company's compensation philosophies, and the Compensation Committee will continue to use these philosophies and past practice in determining future compensation decisions.

2013 Compensation Determination

        The Compensation Committee analyzed the competitiveness of the components of compensation described above on both an individual and aggregate basis. The Committee believes that the total compensation paid to the NEOs for the fiscal year ended December 31, 2013, is consistent with the overall objectives of Main Street's executive compensation program.

  Base Salary

        The Compensation Committee annually reviews the base salary of each executive officer, including each NEO, and determines whether or not to increase it in its sole discretion. Increases to base salary can be awarded to recognize, among other things, relative performance, relative cost of living and competitive pressures.

        In 2013, the Compensation Committee approved base salary increases for each NEO, except for Mr. Reppert, in recognition of NEO and Company performance for the year and also to more closely align their compensation with similar executive officers of comparative companies. The decrease in Mr. Reppert's base salary was, in part, due to his change in role at the Company beginning in October 2012 and, in part, due to his retirement as Executive Vice Chairman of Main Street and as a member of the Board of Directors on August 6, 2013.

        The amount of annual base salary paid to each NEO for 2013 is presented under the caption entitled "Compensation of Executive Officers—Summary Compensation Table." The Committee believes that the salary changes and resulting base salaries were competitive in the market place and appropriate for Main Street executives as a key component of an overall compensation package.

  Annual Cash Incentive Bonus

        Cash bonuses are determined annually by the Compensation Committee on a discretionary basis. The Committee considered performance achievements in the determination of cash bonuses for 2013,

including company performance and the personal performance of each individual. The performance goals used for determining the cash bonuses for NEOs included, among other things, the following:

  •
  Achievement of corporate objectives, particularly those related to the maintenance and growth of dividends and preservation of capital through maintenance and growth of net asset value per share;

  •
  Individual performance and achievement of individual goals, as well as the contribution to corporate objectives;

  •
  Maintaining liquidity and capital flexibility to accomplish the Company's business objectives;

  •
  Maintaining the highest ethical standards, internal controls and adherence to regulatory requirements; and

  •
  Appropriate and planned development of personnel.

        The Company paid cash bonuses to NEOs for 2013 in recognition of the Company's excellent performance, as well as each individual NEO's accomplishments and contribution to the Company's performance. Company performance criteria included total shareholder return versus comparable companies and the market in general, increased dividend per share payout, increased net asset value per share and increased distributable net investment income per share, the net appreciation and growth of the investment portfolio and maintenance and improvement of a relatively low total operating cost structure among comparable companies. In summary, the performance of individual NEOs and the management team overall was at a consistent high level resulting in outstanding financial results.

        The amount of cash bonus paid to each NEO for 2013 is presented under the caption entitled "Compensation of Executive Officers—Summary Compensation Table." The Committee believes that these cash bonus awards are individually appropriate based on 2013 performance. Such bonuses comprise a key component of the Company's overall compensation program.

  Long-Term Incentive Awards

        The Company granted restricted shares to our NEOs in 2013 to recognize individual contributions to corporate strategic priorities and to the long-term performance of the Company and to provide competitive total direct compensation. Contributions to the future success of the Company include expanded roles of NEOs within the Company, recruitment and development of personnel, advancement of various strategic initiatives with benefits beyond the current year, development of various capital structure alternatives and enhancement of the Company's reputation with key constituents. The amount of restricted shares granted to each NEO in 2013 is presented under the caption entitled "Compensation of Executive Officers—Grants of Plan-Based Awards." The Committee is currently assessing the potential for long-term incentive compensation through grants of restricted shares to our NEOs for 2014, which will be awarded in June 2014. Restricted stock grants to NEOs under the 2008 Equity Incentive Plan generally vest ratably over four years from the grant date.

 COMPENSATION COMMITTEE REPORT

        We have reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with Main Street's management and, based on our review and discussions, we recommended to the Board of Directors of Main Street that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Arthur L. French, Chair Joseph E. Canon J. Kevin Griffin

COMPENSATION OF EXECUTIVE OFFICERS

        The following table summarizes the compensation of our Named Executive Officers, or NEOs, for the fiscal year ended December 31, 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(1)(2)	Stock Awards(3)	All Other Compensation(4)	Total
Vincent D. Foster	2013	$490,000	$1,000,000	$1,232,876	$11,475	$2,734,351
Chairman, President and	2012	470,500	1,000,000	574,688	11,250	2,056,438
Chief Executive Officer	2011	453,074	793,450	438,756	11,025	1,696,305
Dwayne L. Hyzak	2013	$332,500	$545,000	$972,076	$11,475	$1,861,051
Chief Financial Officer and	2012	307,500	600,000	377,409	11,250	1,296,159
Senior Managing Director	2011	259,290	464,250	218,877	10,963	953,380
Curtis L. Hartman	2013	$296,250	$365,000	$777,645	$11,475	$1,450,370
Chief Credit Officer and	2012	282,500	425,000	304,446	11,250	1,023,196
Senior Managing Director	2011	250,956	409,750	218,877	10,754	890,337
David L. Magdol	2013	$296,250	$440,000	$853,526	$11,475	$1,601,251
Chief Investment Officer and	2012	282,500	425,000	304,446	11,250	1,023,196
Senior Managing Director	2011	250,956	371,250	218,877	10,754	851,837
Jason B. Beauvais	2013	$280,000	$320,000	$331,925	$11,475	$943,400
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Todd A. Reppert(5)	2013	$123,231	$—	$744,460	$196,959	$1,064,650
Former Executive	2012	313,550	600,000	416,666	11,250	1,341,466
Vice Chairman	2011	336,121	558,150	295,984	11,025	1,201,280

(1)
All salaries and cash bonuses are paid by one of our wholly owned subsidiaries, Main Street Capital Partners, LLC.

(2)
These amounts reflect annual cash bonuses earned by the NEOs based on individual and corporate performance as determined by the Compensation Committee.

(3)
These amounts represent the grant date fair value of stock awards in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the grant date. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not correspond to the actual value that will be recognized by our NEOs upon the vesting of such grants. Please see the discussion of the assumptions made in the valuation of these awards in Note M to the audited consolidated financial statements included in the annual report accompanying this proxy statement.

(4)
These amounts reflect employer matching contributions of $11,475 we made to each NEO's account in our 401(k) Plan. In addition, in relation to Mr. Reppert's retirement from Main Street on August 6, 2013, the Company entered into a Management Agreement with Mr. Reppert to provide non-employee management services for Main Street's wholly owned Small Business Investment Company funds until certain regulatory approvals could be obtained. Mr. Reppert was paid $185,484 under the Management Agreement from August 6, 2013 through December 20, 2013, when the agreement was mutually terminated.

(5)
Mr. Reppert retired as Executive Vice Chairman of Main Street and as a member of the Board of Directors on August 6, 2013.

 Grants of Plan-Based Awards

        The following table sets forth information regarding restricted stock awards granted to our NEOs in fiscal 2013:

Name	Grant Date	Stock Awards; Number of Shares of Stock(1)	Grant Date Fair Value of Stock Awards
Vincent D. Foster	June 20, 2013	45,883	$1,232,876
Dwayne L. Hyzak	June 20, 2013	36,177	972,076
Curtis L. Hartman	June 20, 2013	28,941	777,645
David L. Magdol	June 20, 2013	31,765	853,526
Jason B. Beauvais	June 20, 2013	12,353	331,925
Todd A. Reppert	June 20, 2013	27,706	744,460

(1)
Restricted stock grants to NEOs under the 2008 Equity Incentive Plan generally vest ratably over four years from the grant date, and all underlying shares are entitled to dividends and voting rights beginning on the grant date.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the awards of restricted stock for which forfeiture provisions have not lapsed and remain outstanding at December 31, 2013:

	Stock Awards
Name	Number of Shares of Stock that have not Vested(1)		Market Value of Shares of Stock that have not Vested(2)
Vincent D. Foster	83,580	(3)	$2,732,230
Dwayne L. Hyzak	58,486	(4)	1,911,907
Curtis L. Hartman	48,943	(5)	1,599,947
David L. Magdol	51,767	(6)	1,692,263
Jason B. Beauvais	25,328	(7)	827,972
Todd A. Reppert	—		—

(1)
No restricted stock awards have been transferred.

(2)
The market value of shares of stock that have not vested was determined based on the closing price of our common stock on the New York Stock Exchange at December 31, 2013.

(3)
23,547 shares will vest on June 20, 2014; 7,485 will vest on July 1, 2014; 23,549 shares will vest on June 20, 2015; 17,528 shares will vest on June 20, 2016; and 11,471 shares will vest on June 20, 2017, subject in each case to the NEO still being employed by us on the respective vesting date.

(4)
16,025 shares will vest on June 20, 2014; 4,368 will vest on July 1, 2014; 16,026 shares will vest on June 20, 2015; 13,022 shares will vest on June 20, 2016; and 9,045 shares will vest on June 20, 2017, subject in each case to the NEO still being employed by us on the respective vesting date.

(5)
13,447 shares will vest on June 20, 2014; 4,368 will vest on July 1, 2014; 13,448 shares will vest on June 20, 2015; 10,444 shares will vest on June 20, 2016; and 7,236 shares will vest on June 20, 2017, subject in each case to the NEO still being employed by us on the respective vesting date.

(6)
14,153 shares will vest on June 20, 2014; 4,368 will vest on July 1, 2014; 14,154 shares will vest on June 20, 2015; 11,150 shares will vest on June 20, 2016; and 7,942 shares will vest on June 20, 2017, subject in each case to the NEO still being employed by us on the respective vesting date.

(7)
7,479 shares will vest on June 20, 2014; 1,370 will vest on July 1, 2014; 7,480 shares will vest on June 20, 2015; 5,910 shares will vest on June 20, 2016; and 3,089 shares will vest on June 20, 2017, subject in each case to the NEO still being employed by us on the respective vesting date.

Equity Awards Vested in Fiscal Year

        The following table sets forth information regarding shares of restricted stock for which forfeiture restrictions lapsed during the fiscal year ended December 31, 2013:

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)		Value Realized on Vesting(2)
Vincent D. Foster	27,459		$746,130
Dwayne L. Hyzak	13,867		376,325
Curtis L. Hartman	12,581		341,491
David L. Magdol	12,581		341,491
Jason B. Beauvais	7,020		190,047
Todd A. Reppert	74,850	(3)	2,225,541

(1)
Number of shares acquired upon vesting is before withholding of vesting shares by the Company to satisfy tax withholding obligations. Each of our NEOs elected to satisfy its tax withholding obligations by having the Company withhold a portion of its vesting shares.

(2)
Value realized upon vesting is based on the closing price of our common stock on the vesting date.

(3)
In normal course, Mr. Reppert acquired 19,253 shares upon vesting in 2013 for a realized value of $523,161. In addition, in recognition of his valuable service to Main Street as an officer and director since its inception and in exchange for certain non-compete obligations, the Board of Directors accelerated the vesting of the 55,597 remaining unvested shares of restricted stock previously granted to Mr. Reppert under our 2008 Equity Incentive Plan in connection with his resignation from Main Street on August 6, 2013 for an additional realized value of $1,702,380.

Risk Management and Compensation Policies and Practices

        We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

        The Compensation Committee has reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

  •
  compensation is allocated among base salary and short and long-term compensation opportunities in such a way as to not encourage excessive risk-taking;

  •
  significant weighting towards long-term incentive compensation discourages short-term risk taking;

  •
  goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation; and

  •
  multi-year vesting of our equity awards and share ownership guidelines properly account for the time horizon of risk.

        Furthermore, as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of our common stock by:

  •
  each person known to us to beneficially own more than five percent of the outstanding shares of our common stock;

  •
  each of our directors and executive officers; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no common stock subject to options that are currently exercisable or exercisable within 60 days of March 12, 2014. Percentage of beneficial ownership is based on 39,913,794 shares of common stock outstanding as of March 12, 2014.

        Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, and maintains an address c/o Main Street Capital Corporation. Our address is 1300 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

	Shares Owned Beneficially
Name	Number		Percentage
Independent Directors:
Michael Appling Jr.	64,737	(1)	*
Joseph E. Canon	34,483	(2)	*
Arthur L. French	36,339	(3)	*
J. Kevin Griffin	9,332	(4)	*
John E. Jackson	3,699	(5)
Interested Directors:
Vincent D. Foster	1,437,332	(6)	3.60%
Executive Officers:
Dwayne L. Hyzak	225,699		*
Curtis L. Hartman	182,653		*
David L. Magdol	230,429		*
Rodger A. Stout	136,673		*
Jason B. Beauvais	48,635		*
Shannon D. Martin	8,377		*
All Directors and Executive Officers as a Group (12 persons)	2,418,388		6.06%

*
Less than 1%

(1)
Includes 1,934 phantom stock units received under the Non-Employee Deferred Compensation Plan in connection with the deferral of director cash retainer amounts. The director has no investment or voting powers for phantom stock units held under the Non-Employee Deferred Compensation Plan.

(2)
Includes 1,934 phantom stock units received under the Non-Employee Deferred Compensation Plan in connection with the deferral of certain director cash retainer amounts. The director has no investment or voting powers for phantom stock units held under the Non-Employee Deferred Compensation Plan.

(3)
Includes 33,329 shares of common stock held by Flying F, LLC, which are beneficially owned by Mr. French, and 1,934 phantom stock units received under the Non-Employee

  Deferred Compensation Plan in connection with the deferral of certain director cash retainer amounts. The director has no investment or voting powers for phantom stock units held under the Non-Employee Deferred Compensation Plan.

(4)
Includes 2,900 phantom stock units received under the Non-Employee Deferred Compensation Plan in connection with the deferral of certain director cash retainer amounts. The director has no investment or voting powers for phantom stock units held under the Non-Employee Deferred Compensation Plan.

(5)
Includes 1,681 phantom stock units received under the Non-Employee Deferred Compensation Plan in connection with the deferral of certain director cash retainer amounts. The director has no investment or voting powers for phantom stock units held under the Non-Employee Deferred Compensation Plan.

(6)
Includes 11,637 shares of common stock held by Foster Irrevocable Trust for the benefit of Mr. Foster's children. Although Mr. Foster is not the trustee, and accordingly does not have voting power or dispositive power over these shares, he may from time to time direct the trustee to vote and dispose of these shares. Also includes 3,300 shares and 3,229 shares held in custodial accounts for Mr. Foster's daughters, Amy Foster and Brittany Foster, respectively.

        The Board of Directors has established stock ownership guidelines pursuant to which independent directors and the Chief Executive Officer, President, Chief Financial Officer and other NEOs are required to achieve and maintain minimum levels of stock ownership. Our Corporate Governance and Stock Ownership Guidelines may be found at http://mainstcapital.com under "Governance" in the "Investor Relations" section of our website.

        Our insider trading policy prohibits our directors, officers and employees from holding shares of our common stock or other securities issued by us in a margin account or pledging any such securities as collateral for a loan except in limited cases with the pre-approval of our chief compliance officer.

        The following table sets forth, as of March 12, 2014, the dollar range of our equity securities that is beneficially owned by each of our directors.

	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors:
Vincent D. Foster	over $	100,000
Independent Directors:
Michael Appling Jr.	over $	100,000
Joseph E. Canon	over $	100,000
Arthur L. French	over $	100,000
J. Kevin Griffin	over $	100,000
John E. Jackson	over $	100,000

(1)
Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(2)
The dollar range of equity securities beneficially owned by our directors is based on a stock price of $34.70 per share as of March 12, 2014.

(3)
The dollar ranges of equity securities beneficially owned are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

 AUDIT COMMITTEE REPORT

        The Audit Committee is appointed by the Board of Directors to review Main Street's financial matters. Each member of the Audit Committee meets the independence requirements established by the 1940 Act and under the applicable listing standards of the New York Stock Exchange. The Audit Committee is responsible for the selection, engagement, compensation, retention and oversight of Main Street's independent registered public accounting firm. We are also responsible for recommending to the Board of Directors that Main Street's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year.

        In making our recommendation that Main Street's financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2013, we have taken the following steps:

  •
  We discussed with Grant Thornton LLP, or Grant Thornton, Main Street's independent registered public accounting firm for the year ended December 31, 2013, those matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, including information regarding the scope and results of the audit. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.

  •
  We conducted periodic executive sessions with Grant Thornton, with no members of Main Street's management present during those discussions. Grant Thornton did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.

  •
  We received and reviewed the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton's communications with us concerning independence, and we discussed with Grant Thornton its independence from Main Street. We also considered whether the provision of non-audit services to Main Street is compatible with Grant Thornton's independence.

  •
  We determined that there were no former Grant Thornton employees, who previously participated in the Main Street audit, engaged in a financial reporting oversight role at Main Street.

  •
  We reviewed, and discussed with Main Street's management and Grant Thornton, Main Street's audited consolidated balance sheet at December 31, 2013, and consolidated statements of income, changes in net assets and cash flows for the year ended December 31, 2013.

        Based on the reviews and actions described above, we recommended to the Board of Directors that Main Street's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

                      THE AUDIT COMMITTEE

                      Michael Appling Jr., Chair
                      Joseph E. Canon
                      Arthur L. French
                      J. Kevin Griffin
                      John E. Jackson

 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR YEAR
ENDING DECEMBER 31, 2014

(ITEM 2)

        Our Board of Directors has ratified the decision of the Audit Committee to appoint Grant Thornton LLP to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2014. No determination has been made as to what action the Audit Committee and the Board of Directors would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of Main Street. We expect that representatives of Grant Thornton LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

        For the years ended December 31, 2013 and December 31, 2012, Main Street incurred the following fees for services provided by Grant Thornton, including expenses:

	Fiscal Year Ended December 31, 2013	Fiscal Year Ended December 31, 2012
Audit Fees	$502,970	$473,290
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$502,970	$473,290

        Audit Fees.    Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

        Audit Related Fees.    Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

        Tax Fees.    Tax fees include corporate and subsidiary compliance and consulting.

        All Other Fees.    Fees for other services would include fees for products and services other than the services reported above.

        It is the policy of our Audit Committee to preapprove all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC. Our Audit Committee did not rely on the de minimis exception for any of the fees disclosed above.

        The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending December 31, 2014. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE RATIFICATION OF
GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE YEAR ENDING DECEMBER 31, 2014

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(ITEM 3)

        Our Board of Directors recognizes that executive compensation is an important matter for our stockholders. As described in detail in the "Compensation Discussion and Analysis" ("CD&A") section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executives based on our performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance and provide incentives for future performance, and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives' commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.

        As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our NEOs is reasonable and not excessive. As you consider this proposal, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of our NEOs, and to review the tabular disclosures regarding NEO compensation together with the accompanying narrative disclosures in the "Compensation of Executive Officers" section of this proxy statement.

        This non-binding advisory "Say on Pay" vote gives our stockholders the opportunity to express their views on our NEOs' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. We welcome the opportunity to give our stockholders an opportunity to provide us with such a vote on executive compensation at the Annual Meeting.

        As an advisory vote, this proposal is not binding on our Board of Directors or the Compensation Committee, will not overrule any decisions made by our Board of Directors or the Compensation Committee, or require our Board of Directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs. In particular, to the extent there is any significant vote against our NEOs' compensation as disclosed in this proxy statement, we will consider our stockholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

        In accordance with the recommendation of our stockholders at our 2011 Annual Meeting of Stockholders, our Board of Directors has implemented this advisory vote on executive compensation every three years with the next such say on pay proposal scheduled for the 2017 Annual Meeting of Stockholders.

Text of the Resolution to be Adopted

        We are asking stockholders to vote "For" the following advisory resolution:

          "RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the NEOs as disclosed in the Proxy Statement for Main Street Capital Corporation's 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"), including the CD&A, the 2013 Summary Compensation Table and the other related tables and disclosures."

Required Vote

        The approval of this advisory resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF
THIS ADVISORY RESOLUTION.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

        We co-invested with Main Street Capital II, LP ("MSC II") in several existing portfolio investments prior to our initial public offering (the "IPO"), but did not co-invest with MSC II subsequent to the IPO and prior to June 2008. In June 2008, we received exemptive relief from the SEC to allow us to resume co-investing with MSC II in accordance with the terms of such exemptive relief. The co-investments among us and MSC II were all made at the same time and on the same terms and conditions. The co-investments were also made in accordance with Main Street Capital Partners, LLC's conflicts policy and in accordance with the applicable SBIC conflict of interest regulations. MSC II is managed by Main Street Capital Partners, LLC, and Main Street Capital Partners, LLC is wholly owned by us. MSC II is an SBIC fund with similar investment objectives to us and which began its investment operations in January 2006.

        In January 2010, we acquired (i) 87.7% of the total dollar value of partnership interests in MSC II in exchange for shares of our common stock and (ii) 100% of the membership interest in MSC II's general partner for no consideration (the "Exchange Offer Transactions"). MSC II's general partner owns 0.4% of the total dollar value of the partnership interests in MSC II as its general partner. Subsequent to the Exchange Offer Transactions, we acquired an additional 0.5% of the total dollar value of partnership interests in MSC II in exchange for shares of the Company's common stock based on the same formula used in the Exchange Offer Transactions.

        In February 2012, we acquired an additional 8.5% of the total dollar value of partnership interests of MSC II in exchange for shares of our common stock, including an aggregate of 4.9% from (i) six of our executive officers, Messrs. Foster, Reppert, Hyzak, Hartman, Magdol and Stout and entities controlled by them, and (ii) two of our directors, Messrs. Canon and French, in accordance with the terms and conditions of an exemptive relief order the Company received from the SEC for such transaction (such purchases from our executive officers and directors and entities controlled by them, collectively, the "Affiliate Purchases"). In accordance with the SEC exemptive relief order, and as approved by our Board of Directors, our officers and directors and entities controlled by them received an aggregate 98,632 shares of our common stock with an approximate value of $2.3 million on the date of the transaction in exchange for their partnership interests in MSC II, including (i) Mr. Foster who received 62,010 shares of our common stock with an approximate value of $1.4 million, (ii) Mr. Reppert and an entity controlled by him who received an aggregate 10,878 shares of our common stock with an approximate value of $0.3 million, and (iii) Mr. Canon who received 9,064 shares of our common stock with an approximate value of $0.2 million. Messrs. Hyzak, Hartman, Magdol, Stout and French, or entities controlled by them, each received shares of our common stock valued at less than $120,000 in the Affiliate Purchases. In March 2012, we acquired an additional 3.0% of the total dollar value of partnership interests of MSC II from limited partners not affiliated with us in exchange for shares of our common stock. Including partnership interests acquired in February and March of 2012, we own 100% of the total dollar value of partnership interests in MSC II, including through our 100% ownership of the membership interest in MSC II's general partner.

Review, Approval or Ratification of Transactions with Related Parties

        In the ordinary course of business, we enter into transactions with portfolio companies that may be considered related party transactions. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, us, companies controlled by us and our employees and directors. We will not enter into any agreements unless and until we are satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, we have taken appropriate actions to seek board review and approval or exemptive relief for such transaction. Our Board of Directors reviews these procedures on an annual basis.

        In accordance with the New York Stock Exchange corporate governance listing standards, the Audit Committee of our Board of Directors reviews and approves or ratifies any transactions with related parties (as such term is defined in Item 404 of Regulation S-K).

        In addition, our code of business conduct and ethics, which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual's personal interests and our interests. Our code of business conduct and ethics is available at http://mainstcapital.com under "Governance" in the "Investor Relations" section of our website.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the New York Stock Exchange. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no such forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the year ended December 31, 2013.

STOCKHOLDERS' PROPOSALS

        Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2015 Annual Meeting must send notice of the proposal to our Corporate Secretary at our principal executive office no later than November 26, 2014. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.

        In addition, any stockholder who intends to submit a proposal for consideration at our 2015 Annual Meeting, whether or not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our by-laws, such notice must (1) be received at our executive offices no earlier than September 27, 2014 or later than November 26, 2014 and (2) satisfy specified requirements.

By Order of the Board of Directors,

JASON B. BEAUVAIS Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: March 26, 2014

 PRIVACY NOTICE

        We are committed to protecting your privacy. This privacy notice explains the privacy policies of Main Street and its affiliated companies. This notice supersedes any other privacy notice you may have received from Main Street, and its terms apply both to our current stockholders and to former stockholders as well.

        We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, and number of shares you hold. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.

        We do not share this information with any non-affiliated third party except as described below.

  •
  The People and Companies that Make Up Main Street.  It is our policy that only our authorized employees who need to know your personal information will have access to it. Our personnel who violate our privacy policy are subject to disciplinary action.

  •
  Service Providers.  We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

  •
  Courts and Government Officials.  If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: Michael Appling, Jr. Joseph E. Canon Arthur L. French J. Kevin Griffin John E. Jackson Vincent D. Foster 2. Proposal to ratify the appointment of Grant Thornton, LLP as our independent registered public accounting firm for the year ended December 31, 2014. 3. Advisory non-binding approval of executive compensation. 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting. This proxy, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3 and "3 Years" for Proposal 4. The proxy holders named above also will vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting. FOR AGAINST ABSTAIN JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF STOCKHOLDERS OF MAIN STREET CAPITAL CORPORATION May 29, 2014 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 00003333333030000000 7 052914 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/15592/

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 MAIN STREET CAPITAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2014 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Vincent D. Foster and Jason B. Beauvais as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Main Street Capital Corporation held of record by the undersigned on March 12, 2014, at the Annual Meeting of Stockholders to be held at 1330 Post Oak Boulevard, Second Floor-Central Plains Room, Houston, Texas, or any adjournment or postponement thereof. The undersigned acknowledges receipt of Main Street Capital Corporation's Annual Report for the year ended December 31, 2013 and the Notice of 2014 Annual Meeting of Stockholders and related Proxy Statement. This proxy, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3. The proxy holders named above also will vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or Internet as described below before the Annual Meeting. Voting by telephone or Internet eliminates the need to return this proxy card. Your vote authorizes the proxies named above to vote your shares to the same extent as if you had marked, signed, dated and returned the proxy card. Before voting, read the Proxy Statement and Proxy Voting Instructions. Thank you for voting. (Continued and to be signed on the reverse side)

2. Proposal to ratify the appointment of Grant Thornton, LLP as our independent registered public accounting firm for the year ended December 31, 2014. 3. Advisory non-binding approval of executive compensation. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting. These items of business are more fully described in the proxy statement. The record date for the Annual Meeting is March 12, 2014. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders of MAIN STREET CAPITAL CORPORATION To Be Held On: May 29, 2014 at 9:00 a.m. 1330 Post Oak Boulevard, Second Floor-Central Plains Room, Houston, Texas This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 16, 2014. Please visit http://www.astproxyportal.com/ast/15592/, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@amstock.com WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 Please note that you cannot use this notice to vote by mail. Proposals to be voted on at the Annual Meeting are listed below along with the Board of Directors' recommendations. The Board of Directors recommends that you vote FOR the following proposals: 1. Election of members to the Board of Directors: Michael Appling, Jr. Joseph E. Canon Arthur L. French J. Kevin Griffin John E. Jackson Vincent D. Foster